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                                                                  EXHIIBT 23.01

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 7, 1996 appearing on page F-1 of The Equitable Companies Incorporated's Annual Report on Form 10-K for the year ended December 31, 1995.
We also consent to the incorporation by reference of our report on the Consolidated Financial Statement
Schedules, which appears on page F-50 of such Annual
Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
New York, New York
June 25, 1996